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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2001 relating to the financial statements and financial statement schedule of WorldGate Communications, Inc., which appear in WorldGate Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

PricewaterhouseCoopers LLP

Philadelphia, PA
June 8, 2001